UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☒	Soliciting Material under §240.14a-12

REDBOX ENTERTAINMENT INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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On May 10, 2022 Chicken Soup for the Soul Entertainment, Inc. (Nasdaq: CSSE) and Redbox Entertainment Inc. (Nasdaq: RDBX) entered into a definitive agreement, pursuant to which Chicken Soup for the Soul Entertainment will acquire Redbox. In connection with the merger, Redbox distributed the following FAQs to employees on or about May 11, 2022.

REDBOX Employee FAQ – Chicken Soup for the Soul Entertainment Announcement

1.	What was announced?

•	We announced Redbox has entered into a definitive agreement to combine with Chicken Soup for the Soul Entertainment, Inc. (Nasdaq: CSSE) to create the leading integrated media platform with scaled content production and distribution.

•	We expect the transaction will close in the second half of 2022.

2.	Why did Redbox enter into this transaction?

•	We believe this is a powerful combination that will unite two like-minded entertainment providers with a shared vision of providing consumers with great content at an affordable price and disrupting the digital ecosystem.

•	Content and scale matters more than anything, and together, our two businesses will be more powerful than either could be on their own.

•	Chicken Soup for the Soul Entertainment’s core offering, Crackle Plus, is a group of video-on-demand streaming services that perfectly complement Redbox’s legacy business as well as our newer digital offerings. With 40 million monthly active users, Crackle Plus has one of the top AVOD networks.

•	There is a massive market opportunity in AVOD, and Chicken Soup for the Soul Entertainment brings substantial capabilities, including technology and existing advertising relationships, to this combination.

3.	Why Chicken Soup for the Soul Entertainment?

•	Like Redbox, Chicken Soup for the Soul Entertainment recognizes that the TV experience is fragmented, expensive and confusing for consumers.

•	Chicken Soup for the Soul Entertainment’s leadership team sees Redbox as a powerful, complementary asset that will help advance a shared mission of providing consumers with great content at an affordable price.

•	Importantly, they value the Redbox brand, including our legacy kiosk operations, and are committed to investing in our digital transformation.

4.	How did this transaction come about?

•	As we shared previously, our Board has been evaluating strategic alternatives, including a possible sale or merger. Combined with the slower recovery in our kiosk business, we needed to consider different paths forward.

•	Through this process, Chicken Soup for the Soul Entertainment emerged as the natural partner for us. They recognize that the TV experience is fragmented, expensive and confusing for consumers and see Redbox as a powerful, complementary asset that will help advance a shared mission of providing consumers with great content at an affordable price.

•	Importantly, they value the Redbox brand, including our legacy kiosk operations, and are committed to investing in digital transformation.

•	Together with Redbox’s 40 million+ loyalty members, our content library and Free Live TV offering, we’ll be able to offer consumers unparalleled choices for a phenomenal value.

5.	What does this mean for Redbox employees?

•	We believe that this transaction is a positive step forward for our company and will create opportunities for Redbox employees as we build on our momentum and drive growth. We recognize it has not been easy over the past several months. We are confident that by joining together with Chicken Soup for the Soul Entertainment, our two organizations will be stronger and more powerful than either could have been on their own.

•	We look forward to joining the forces of our 1,200-strong employee workforce with Chicken Soup for the Soul Entertainment’s ~200 employees.

•	A big part of the reason for Chicken Soup for the Soul Entertainment’s interest in Redbox is because of our talented team, the culture we have built and what we are capable of building in the future.

•	It is important to remember that the announcement is just the first step toward completing this transaction. Until the transaction is complete, which we expect to occur in the second half of 2022, it is business as usual at Redbox. This means you should not expect any significant changes.

•	We are counting on you to remain focused on your day-to-day responsibilities.

•	We are committed to keeping you informed and look forward to sharing more information as we move through the next stages in this transaction over the next several months.

6.	Will there be layoffs as a result of this transaction?

•	A majority of the synergies for this transaction will be non-people related as we eliminate redundant public company costs, save on content costs and streamline technology.

•	However, as in any deal like this, there may be some overlap in functions but we don’t expect that to be a significant number. Chicken Soup for the Soul Entertainment recognizes the importance of the Redbox team to our success and is committed treating our employees with respect and fairness throughout the integration process.

•	We are committed to keeping you informed and look forward to sharing more information as we move through the next stages in this transaction over the next several months.

7.	Will there be changes to Redbox’s employee salaries, compensation or benefits as a result of this transaction?

•	There are no contemplated changes to compensation or benefits as we work to complete the transaction.

•	We expect that Chicken Soup for the Soul Entertainment will share more details on their overall compensation and benefit philosophy as we get closer to the expected close.

8.	What will happen to the leadership team following the transaction?

•	Those details have not been finalized, but will be prior to closing.

•	For most employees we expect limited changes – Redbox will continue operating much as we do today, even after the transaction closes.

9.	How will our business strategy change as a result of this transaction?

•	Our overarching strategy should largely remain the same: provide great entertainment choices at an affordable price.

•	By joining with Chicken Soup for the Soul Entertainment, we will gain access to additional resources and much needed scale to continue our digital transformation.

•	Of course, with any transaction like this, there may be adjustments to how we work or execute certain aspects of our plans.

•	We are committed to keeping you informed and look forward to sharing more information as we move through the next stages in this transaction over the next several months.

10.	Will our headquarters change once the transaction closes? What about our name and brand?

•	A lot of decisions about how the two companies will be integrated haven’t been made yet and will be decided over the coming months once the deal has been completed, which is expected to be in the second half of 2022.

•	We are committed to keeping you informed and look forward to sharing more information as we move through the next stages in this transaction over the next several months.

11.	I own Redbox stock. What will happen to stock owned by employees?

•	Upon closing of the transaction, each Redbox share will be converted into shares of Chicken Soup for the Soul Entertainment stock.

•	Any unvested stock will immediately vest at the time of closing.

12.	What happens between now and closing?

•	The most important thing you can do right now is stay focused on execution and serving our customers.

•	We are excited about the opportunity to join forces with Chicken Soup for the Soul Entertainment, and today’s announcement is just the first step.

•	There are several important steps required before we complete the transaction, which we expect to occur in the second half of 2022. Until then, we will remain an independent company, and it’s business as usual for all of us.

13.	What should I do if I am contacted by media or third parties about the transaction?

•	This announcement may result in increased attention on Redbox and it is important that we speak with one voice.

•	If you are contacted by media or other third parties about today’s news, please forward any inquiries you receive from investors, media or others to Mike Feldner at mike.feldner@redbox.com.

14.	Where can I go for more information?

•	We will be holding a town hall at INSERT TIME to review the announcement in more detail.

•	If you have additional questions following the meeting, please reach out to your manager.

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Forward-Looking Statements

This communication relates to a proposed business combination transaction between Chicken Soup for the Soul Entertainment, Inc. (“CSSE”) and Redbox Entertainment, Inc. (“RDBX”). This communication contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements address a variety of subjects, including, for example, projections as to the anticipated benefits of the proposed transaction, the anticipated impact of the proposed transaction on the combined organization’s business and future financial and operating results, the expected amount and timing of synergies from the proposed transaction, and the anticipated closing date for the proposed transaction. Statements that are not historical facts, including statements about CSSE’s and RDBX’s beliefs, plans and expectations, are forward-looking statements. Such statements are based on CSSE’s and RDBX’s current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking statements often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” "will," “estimate,” “would,” “target” and similar expressions, as well as variations or negatives of these words. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the uncertainty as to the extent of the duration, scope and impacts of the COVID-19 pandemic; political and economic uncertainty, including any faltering in global economic conditions or the stability of credit and financial markets, erosion of consumer confidence and declines in customer spending; unavailability of raw materials, services, supplies or manufacturing capacity; changes in geographic scope or product or customer mix; changes in export classifications, import and export regulations or duties and tariffs; changes in CSSE’s or RDBX’s estimates of their expected tax rate based on current tax law; CSSEs ability to successfully integrate RDBX’s businesses and technologies; the risk that the expected benefits and synergies of the proposed transaction and growth prospects of the combined company may not be fully achieved in a timely manner, or at all; adverse results in litigation matters, including the potential for litigation related to the proposed transaction; the risk that CSSE or RDBX will be unable to retain and hire key personnel; the risk associated with CSSE’s and RDBX’s ability to obtain the approvals of their respective stockholders required to consummate the proposed transaction and the timing of the closing of the proposed transaction, including the risk that the conditions to the transaction are not satisfied on a timely basis or at all or the failure of the transaction to close for any other reason or to close on the anticipated terms, including the anticipated tax treatment; the risk that any regulatory approval, consent or authorization that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; unanticipated difficulties or expenditures relating to the transaction, the response of business partners and retention as a result of the announcement and pendency of the transaction; uncertainty as to the long-term value of CSSE’s common stock; and the diversion of management time on transaction-related matters. These risks, as well as other risks related to the proposed transaction, will be included in the registration statement on Form S-4 and proxy statement/prospectus that will be filed with the Securities and Exchange Commission (the “SEC”) in connection with the proposed transaction. While the list of factors presented here is, and the list of factors to be presented in the registration statement on Form S-4 are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to CSSE’s and RDBX’s respective periodic reports and other filings with the SEC, including the risk factors contained in CSSE’s and RDBX’s most recent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain and are made only as of the date hereof. Except as required by law, neither CSSE nor RDBX undertakes or assumes any obligation to update any forward-looking statements, whether as a result of new information or to reflect subsequent events or circumstances or otherwise.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Additional Information and Where to Find It

In connection with the proposed transaction, CSSE intends to file with the SEC a registration statement on Form S-4 that will include a proxy statement of RDBX and that also constitutes a prospectus and Information Statement of CSSE. Each of CSSE and RDBX may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement/Information Statement/prospectus or registration statement or any other document that CSSE or RDBX may file with the SEC. The definitive proxy statement/Information Statement/prospectus (if and when available) will be mailed to stockholders of CSSE and RDBX. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/INFORMATION STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the registration statement and proxy statement/Information Statement/prospectus (if and when available) and other documents containing important information about CSSE, RDBX and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by CSSE will be available free of charge on CSSE’s website at https://ir.cssentertainment.com/ or by contacting CSSE’s Investor Relations Department by email at csse@ellipsisir.com or by phone at 646-776-0886. Copies of the documents filed with the SEC by RDBX will be available free of charge on RDBX’s website at https://investors.redbox.com/ or by contacting Zaia Lawandow at zaia.lawandow@redbox.com.

Certain Information Regarding Participants in the Solicitation

CSSE, RDBX and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of CSSE, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in CSSE’s proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on April 30, 2021, and CSSE’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on March 31, 2022 and on its website at https://ir.cssentertainment.com/. Information about executive officers of RDBX, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in RDBX’s proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on October 15, 2021, and RDBX’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on April 15, 2022 and on its website at https://investors.redbox.com/. Information about the directors of RDBX and other participants in the proxy solicitations, , will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from CSSE or RDBX using the sources indicated above.